UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

OPENTABLE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a)           On June 7, 2011, OpenTable, Inc. (the “Company”) held its annual meeting of stockholders.

(b)           At the annual meeting, stockholders voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2011, as supplemented by the Company’s proxy supplement filed with the Commission on May 4, 2011 (the “Proxy Statement”).

Proposal 1.                        The election of the two nominees listed below to serve until the 2014 annual meeting of stockholders or until their successors are elected.

	For	Withheld	Broker Non-Votes
J. William Gurley	16,320,121	638,263	3,364,833
Daniel Meyer	16,115,071	843,313	3,364,833

Proposal 2.                        The ratification of the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

For	Against	Abstain
20,289,089	21,428	12,700

Proposal 3.                        The approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
16,773,801	174,679	9,904	3,364,833

Proposal 4.                        The recommendation, on an advisory basis, of the frequency of the advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
15,119,876	19,796	1,800,732	17,980	3,364,833

(d)           In accordance with the recommendation of the Board of Directors, the stockholders recommended an advisory vote to occur every year.  Based on these results, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of the stockholder vote on the compensation of named executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2011	OpenTable, Inc.

	By:	/s/ MATTHEW ROBERTS
Matthew Roberts
President and Chief Executive Officer

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